Michael F. Cronin, CPA

687 Lee Road, Suite 210

Rochester, NY 14606

407-448-2407

DISMISSAL NOTICE

November 28, 2011

Hardwired Interactive, Inc.

7325 Oswego Road Suite D

Liverpool, NY 13090

We hereby accept our dismissal as the Independent Certified Public Accountant of Hardwired Interactive, Inc. (the “Corporation”), effective immediately on November 11, 2011. We agree with the statements made by the Company in the amended Form 8-K filed on November 28, 2011.

Our dismissal is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

We hereby undertake that we do not have any claims against the Corporation upon our dismissal.

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[-Signature Page to Dismissal Notice-]

Sincerely,

                                                                        Michael F. Cronin, CPA

  Date: November 28, 2011

By: /s/ Michael F. Cronin, CPA

                                                                        Name: Michael F. Cronin, CPA

                                                                        Title: Independent Certified Public Accountant